                                      LEASE

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                  FRASTACKY (US) PROPERTIES LIMITED PARTNERSHIP
                                   AS LANDLORD


                                      -AND-


                          SELECT COMFORT SC CORPORATION
                                    AS TENANT



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                                         PREMISES:
                                                COLUMBIA, SOUTH CAROLINA



                                         DATE: SEPTEMBER 19, 2002

                                TABLE OF CONTENTS

1.       Definitions ........................................................................................................1
2.       Demise .............................................................................................................3
3.       Term ...............................................................................................................4
4.       Rent ...............................................................................................................4
5.       Payment of Impositions .............................................................................................6
6.       Use and Operation of Property ......................................................................................7
7.       Surrender of the Property; Holding Over ............................................................................8
8.       Repairs and Maintenance ............................................................................................9
9.       Compliance with Laws ..............................................................................................10
10.      Insurance .........................................................................................................11
11.      Damage or Destruction by Fire or Other Casualty ...................................................................13
12.      Tenant Alterations ................................................................................................16
13.      Discharge of Liens ................................................................................................17
14.      Condition of and Title to Property ................................................................................18
15.      Entry on Property by Landlord .....................................................................................19
16.      Condemnation ......................................................................................................19
17.      Memorandum of Lease ...............................................................................................22
18.      Estoppel Certificates .............................................................................................23
19.      Assignment and Subletting .........................................................................................23
20.      Indemnification; Subrogation ......................................................................................24
21.      Default Provisions ................................................................................................25
22.      Invalidity of Particular Provisions ...............................................................................29
23.      Notices ...........................................................................................................29
24.      Quiet Enjoyment ...................................................................................................29
25.      Landlord's Right to Perform Tenant's Covenants ....................................................................29
26.      Landlord's Right to Mortgage, Sell or Assign Rents ................................................................30
27.      Subordination and Non-Disturbance .................................................................................31
28.      Provisions Deemed Conditions and Covenants ........................................................................31
29.      Reference to Termination ..........................................................................................31
30.      No Waste ..........................................................................................................31
31.      Captions and Construction .........................................................................................31
32.      No Partnership or Joint Venture ...................................................................................32
33.      Oral Change or Termination ........................................................................................32
34.      Successors and Assigns ............................................................................................32
35.      Governing Law .....................................................................................................32
36.      Limitation of Liability ...........................................................................................32
37.      Unavoidable Delays ................................................................................................33
38.      Financial Statements ..............................................................................................33
39.      Security Deposit ..................................................................................................33
40.      Release of Parcel B ...............................................................................................34

SCHEDULE A - Legal Description of Demised Premises .........................................................................36

THIS LEASE ("Lease") is made as of the 19th day of September 2002, by and between FRASTACKY (US) PROPERTIES LIMITED PARTNERSHIP, a Georgia limited partnership, having an office at 130 Bloor Street West, Suite 1200, Toronto, Ontario M5S 1N5 Canada ("Landlord"), and SELECT COMFORT SC CORPORATION, a Minnesota corporation, having an office at 6105 Trenton Lane North, Minneapolis, MN 55442 ("Tenant").

                                   WITNESSETH:

         1. DEFINITIONS. In addition to other terms which may be defined herein, the following terms shall have the meanings set forth in this Article 1 unless the context otherwise requires:

                  1.1 "Additional Rent" shall have the meaning set forth in
Section 4.5.

                  1.2 "Building" shall mean the warehouse / manufacturing facility of approximately 105,000 total square feet located on the Land.

                  1.3 "Commencement Date" shall mean March 1, 2003.

                  1.4 "Demised Premises" shall mean the Land and the Improvements.

                  1.5 "Event of Default" shall have the meaning set forth in
Article 21.

                  1.6 "Expiration" and "Expiration Date" shall mean the date upon which this Lease actually expires or terminates, whether at the end of the Term or upon any earlier termination hereof for any reason whatsoever.

                  1.7 "First Mortgage" shall mean any first mortgage lien which now or hereafter encumbers Landlord's fee interest in the Property, together with any increase, renewal, modification, consolidation, replacement or extension thereof.

                  1.8 "Fixed Rent" shall have the meaning set forth in Section 4.1.

                  1.9 "Governmental Authorities" shall mean all federal, state, county, municipal, town, village, and local governments, and all departments, commissions, boards, bureaus, agencies, offices, and officers thereof, having or claiming jurisdiction over all or any part of the Property or the use thereof.

                  1.10 "Impositions" shall mean all duties, taxes, water and sewer rents, rates and charges, assessments (including all assessments for public improvement or benefit), charges for public utilities, excises, levies, license and permit fees, sales tax on rent, commercial rent tax, gross receipts tax based on rent, fees and assessments imposed by any owners' association and other charges, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever, which prior to or during the Term have been or may be laid, levied, assessed or imposed upon or become due and payable out of or in respect of, or become a lien on, the Property, Tenant's Personal Property or any other property or rights included in the Property, or any part thereof or appurtenances thereto, or which are levied or assessed against the rent and income received by Tenant from the Property, by virtue of any present or future law, order or ordinance of the United States of America, the State or of any state, county, city or local government or of any department, office or bureau thereof or any other Governmental Authority.

                  1.11 "Improvements" shall mean the building and improvements located on, over or under the Land, including, without limitation, the Building and all replacements thereof and additions thereto, all walkways, parking and road improvements of whatever nature, utility and sewage lines (to the extent of Landlord's interest therein) and all apparatus, machinery, devices, fixtures, appurtenances and equipment necessary for the proper operation and maintenance of the foregoing now owned by Landlord or hereafter acquired by Tenant pursuant hereto and attached to and used in connection with the Building and the Land.

                  1.12 "Land" shall mean Parcel A containing 15.665 acres and, until released as hereinafter provided, Parcel B containing 16.110 acres in Richland County, South Carolina, containing a total of 31.775 acres and the easements relating thereto, said parcels being collectively described in SCHEDULE A annexed hereto and incorporated herein by reference.

                  1.13 "Law" or "Laws" shall have the meaning set forth in
Article 9.

                  1.14 "Lease Date" shall mean the date on which this Lease is executed and delivered by Landlord and Tenant.

                  1.15 "Lease Interest Rate" shall mean the lesser of (a) the highest lawful rate which at the time may be charged by Landlord to Tenant under the Laws of the State or (b) 11% per annum.

                  1.16 "Lease Year" shall mean the twelve (12) calendar month period commencing on the Commencement Date and thereafter on the anniversary date of the Commencement Date.

                  1.17 "Permits" shall have the meaning set forth in Article 9.

                  1.18 "Permitted Encumbrances" shall mean those certain liens, easements, rights of way and other encumbrances of record in the Office of the Register of Deeds for Richland County, South Carolina.

                  1.19 "Person" shall mean and include any individual, corporation, partnership, unincorporated association, trust, Governmental Authority, or other entity.

                  1.20 "Primary Term" shall have the meaning set forth in
Article 3.

                  1.21 "Property" shall mean the Demised Premises.

                  1.22 "Provisions" shall have the meaning set forth in Article 28.

                  1.23 "Renewal Term" shall mean the five (5) year period commencing at the end of the Primary Term provided Tenant has duly exercised its renewal option.

                  1.24 "Repairs" shall have the meaning set forth in Article 8.

                  1.25 "State" shall mean the State of South Carolina, the state in which the Demised Premises are located.

                  1.26 "Tenant Alterations" shall mean each and every (a) demolition of the whole or any part of any Improvement now or hereafter erected upon the Land; (b) excavation at any time made or to be made in, on or about the Demised Premises; (c) repair, addition, betterment, improvement rebuilding made of, to, in, on or about the Property or any part thereof; and (d) construction of any additional Improvements upon the Land.

                  1.27 "Tenant's Architect" and "Tenant's Engineer" shall mean, respectively, a duly qualified architect and engineer, licensed in the State, selected and paid by Tenant.

                  1.28 "Tenant's Personal Property" shall mean (a) all items which would otherwise constitute part of the Improvements if the same are owned by third parties and leased to Tenant, (b) Tenant's trade fixtures and (c) all other items of personal property purchased or otherwise acquired by Tenant, except in discharge of Tenant's obligations hereunder.

                  1.29 "Term" shall mean and include the Primary Term and, where the context requires, the Renewal Term.

                  1.30 "Unavoidable Delays" shall mean causes or events which are beyond a party's reasonable control which prevent such party's performance under this Lease which events may include: acts of God, fire, earthquake, flood, storm, explosion, war, invasion, insurrection, civil commotion, embargo, riots, mob violence, vandalism, lockouts, strikes, sabotage, picketing, inability to procure or general shortage of labor, equipment, facilities, supplies or materials, failure of transportation, litigation, condemnation, requisition, governmental restriction, including inability or delay in obtaining governmental consents or approvals, weather delays, or any other cause, whether similar or dissimilar to the foregoing, not within such party's control; provided reasonably satisfactory evidence of the occurrence of each instance thereof shall be furnished by the party claiming Unavoidable Delays to the other party.

         2. DEMISE. Landlord, for and in consideration of the rents hereinafter reserved by Landlord and the Provisions herein contained on the part of Tenant to be paid, kept and performed, has leased, rented, let and demised, and by these presents does hereby lease, rent, let and demise to Tenant, and Tenant does hereby take and hire from Landlord, the Property, upon and subject to the Provisions herein set forth.

         TOGETHER with all right and interest, if any, of Landlord in and to the land lying in the streets and roads in front of and adjoining the Demised Premises and in and to any easement appurtenant to the Demised Premises.

         SUBJECT, however, to the following:

                  2.1 Any state of facts an accurate survey or inspection of the Property may show.

                  2.2 Present and future building, environmental, zoning, use and other laws of all Governmental Authorities.

                  2.3 All violations of Laws that might be disclosed by an examination, inspection or search of the Property or any part thereof by Governmental Authorities.

                  2.4 Covenants, restrictions, easements (including any reciprocal parking easements and common area maintenance charges), agreements, conditions and party wall agreements, if any, affecting the Demised Premises.

                  2.5 The condition and state of repair the Property or any part thereof may be in at the Commencement Date, subject to the Landlord's obligations to rebuild the roof.

                  2.6 Rights, if any, of others relating to water, gas, sewer, electric, telephone and other utility lines, wires, poles, pipes, conduits and other equipment of any kind whatsoever and the maintenance thereof.

                  2.7 Liens for Impositions not yet due and payable.

                  2.8 The Permitted Encumbrances.

         3. TERM. TO HAVE AND TO HOLD the Property unto Tenant, its legal representatives, successors and assigns, for a Primary Term commencing on the Commencement Date and ending at 11:59 pm on the day preceding the fifth (5th) anniversary thereof, unless sooner terminated as herein provided. Tenant may renew the Term hereof one time for the Renewal Term provided that no Event of Default exists. No renewal hereunder shall be effective unless Tenant gives written notice to Landlord of its election to renew not later than one hundred eighty (180) days prior to the expiration of the Primary Term. If Tenant fails to timely give notice of renewal this Lease shall terminate on the last day of the Primary Term.

         4. RENT.

                  4.1 During the Primary Term and commencing on the Commencement Date, Tenant covenants and agrees to pay to Landlord rent for the Property ("Fixed Rent") as follows: During the Primary Term at the annual rate of $3.50 per square foot for 105,000 square feet, which is Three Hundred Sixty-seven Thousand Five Hundred Dollars ($367,500.00) per annum payable in equal monthly installments of Thirty Thousand Six Hundred Twenty-five Dollars ($30,625.00) each. During the Renewal Term at the rate of $3.75 per square foot for 105,000 square feet, which is Three Hundred Ninety-three Thousand Seven Hundred Fifty Dollars ($393,750.00) per annum payable in equal monthly installments of Thirty-two Thousand Eight Hundred Twelve and 50/100 Dollars ($32,812.50) each.

                  4.2 Fixed Rent shall be accounted for and paid by Tenant to Landlord in advance starting on the Commencement Date and thereafter on the first day of each calendar month during the Term.

                  4.3 All Fixed Rent and all Additional Rent (as hereinafter defined) payable to Landlord shall be paid by Tenant to Landlord at Landlord's address specified in or pursuant to Article 23 hereof, or to such other Person and/or at such other address as Landlord may direct by Notice to Tenant, by check of Tenant (subject to collection, or, at the request of Landlord, by wire transfer of immediately available funds to an account designated by Notice from Landlord to Tenant.

                  4.4 If Tenant shall fail to make payment of any installment of Fixed Rent or Additional Rent payable to Landlord hereunder within five (5) business days from the date upon which the same shall first have been due hereunder then and in each such event Tenant shall pay Landlord on demand, in addition to the installment or other payment due, as Additional Rent hereunder, a late payment fee to compensate Landlord for legal, accounting and other expenses incurred by Landlord in administering the delinquent account by reason of such late payment an additional sum of three percent (3%) of the amount due as a late charge. For the purposes of this Section 4.4, payments shall be deemed made upon the date of actual receipt by Landlord at the place specified in or pursuant to Section 4.3 hereof. The late payment fee required to be paid by Tenant pursuant to this Section 4.4 shall be in addition to all other rights and remedies provided herein or by Law to Landlord for such nonpayment.

                  4.5 It is the purpose and intent of Landlord and Tenant that the Fixed Rent shall be net to Landlord and that Tenant shall pay as additional rent ("Additional Rent"), without notice or demand, and without abatement, deduction or set-off, and save Landlord harmless from and against, all costs, Impositions, insurance premiums to which the Demised Premises is subject and all other expenses and obligations of every kind and nature whatsoever (including reasonable attorneys' fees and disbursements incurred in connection with any Event of Default hereunder, in the event that there is any Event of Default, whether or not a suit or proceeding is brought to enforce any right or remedy of Landlord) relating to the Property, or any part thereof, which may arise or become due prior to or during the Term, other than interest and principal payments under any mortgage of Landlord and obligations, if any, which are the responsibility of Landlord under the terms of this Lease. In the event of any nonpayment of any of the foregoing, Landlord shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein or by law in the case of nonpayment of Fixed Rent. Landlord agrees that it will give Tenant prompt notice of any intent to pay any sum which would be deemed Additional Rent and Landlord will make such payment only if it does not receive assurance to its reasonable satisfaction that such payment has been or is being timely made by or on behalf of Tenant within five (5) business days of Tenant's receipt of Landlord's notice; provided however, nothing herein shall be deemed to preclude Landlord from paying any amount which would otherwise be deemed to be Additional Rent directly and immediately if, in Landlord's judgment, there is an emergency or an extraordinary circumstance warranting such payment.

         5. PAYMENT OF IMPOSITIONS

                  5.1 Tenant shall pay all Impositions, or cause the same to be paid, as and when due and payable, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof; provided however, that:

                           a. Any Imposition (including assessments which have
been converted into installment payments by Tenant) relating to a fiscal period of a taxing authority, a part of which is included within the Term and a part of which is included in a period of time prior to the Lease Date or after the Expiration Date shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Property, or any part thereof, or shall become due and payable during the Term) be prorated between Landlord and Tenant as of the Lease Date or the Expiration of this Lease, as the case may be so long as, in the case of any proration in favor of Tenant, no Event of Default shall then exist hereunder.

                           b. Landlord causes the notices of Impositions and/or
bills to be directed to Tenant in sufficient time for Tenant to pay same as and when due and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof.

                  In the event of any delay in payment due to Landlord's acts, and such delay results in the imposition of any fine, penalty, interest or cost, then Landlord shall be solely responsible for the payment of the applicable fine, penalty, interest or cost.

                  Landlord shall provide a copy of the paid tax bill once annually to Tenant upon Tenant's written request.

                  5.2 Except as provided in this Section 5.2, Tenant shall not be required to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, or gross receipts tax based on Landlord's income, excess profits, estate, succession, inheritance or transfer taxes of Landlord; provided, however, that if at any time during the Term, the present method of taxation shall be changed so that in lieu of or as a substitute for the whole or any part of any Impositions on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a new capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or future Improvements, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof, but only to the extent that the same would be payable if the Property were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. In the event that the present method of taxation is changed as aforesaid, Landlord and Tenant agree to meet to equitably adjust the Impositions to be paid by Tenant.

                  5.3 Tenant shall obtain and after payment shall furnish to Landlord official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Landlord, evidencing the payment of any Impositions.

         6. USE AND OPERATION OF PROPERTY.

                  6.1 Tenant shall use and occupy the Property for the operation of a warehouse, distribution, and manufacturing facility. Tenant agrees that it will at all times maintain the Property (including the parking lots and other exterior areas) in a neat, attractive, and presentable condition, and that in the case of exterior areas, attractively landscaped and properly paved and striped. Notwithstanding the foregoing, Tenant's obligation to maintain the paved parking areas shall not be deemed to be an obligation to replace the pavement.

                  6.2 Tenant shall not use, maintain or allow the use or maintenance of the Demised Premised or any part thereof to treat, store, dispose of, transfer, release, convey or recover any hazardous, toxic or infectious waste nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste on or about the Demised Premises, unless in compliance with all Laws. Hazardous, toxic or infectious waste shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (x) cause or significantly contribute to an increase in mortality or in serious illness, or (y) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable Laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any hazardous, toxic or infectious waste on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto.

                  6.3 Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises and conduct tests thereon at any time to determine whether or the extent to which there is hazardous, toxic or infectious waste on the Demised Premises. Landlord shall have the right to immediately enter upon the Demised Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby, unless such loss or damage results from Landlord's gross negligence or willful misconduct. Notwithstanding the foregoing, in the event that Landlord, in exercising its rights hereunder, shall materially interfere with Tenant's business for a period in excess of sixty (60) days Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord with no further liability to Landlord hereunder; provided, however, if the interference with Tenant's business ends within said thirty (30) day period this Lease shall not terminate. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of hazardous materials, then, the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent. Tenant shall execute affidavits, representations and estoppels from time to time, in form reasonably acceptable to Tenant, at Landlord's request, concerning Tenant's knowledge and belief regarding the presence of any hazardous, toxic or infectious waste on the Demised Premises or Tenant's intent to store or use hazardous or toxic materials on the Demised Premises. Tenant shall indemnify and hold harmless Landlord from any and all claims, loss, liability, costs, expenses or damage, including reasonable attorneys' fees and other costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this section. The covenants and obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.

                  6.3 Tenant shall not use or occupy or permit the Property or any part thereof to be used or occupied, for any unlawful purpose or in violation of any certificate of occupancy, certificate of compliance, Permit or Law covering or affecting the use of the Property or any part thereof. Tenant shall not suffer any act to be done or any condition to exist on the Demised Premises or any part thereof which may, in Law, constitute a nuisance, public or private, or which may make void or voidable any insurance with respect thereto.

                  6.5 Tenant shall not use, occupy or improve or permit the Property or any part thereof to be used, occupied or improved, so as to violate any of the terms, conditions or covenants of the Permitted Encumbrances or any other easements, restrictions, covenants or agreements now or hereafter affecting the Property.

                  6.6 Notwithstanding anything herein to the contrary, Tenant shall have no responsibility or liability for any environmental condition existing (whether known or unknown) prior to Tenant's initial occupancy of the Building as a subtenant of Landlord's previous tenant including, without limitation, possible release from underground storage tanks and Landlord shall hold Tenant harmless and indemnify it from same.

         7. SURRENDER OF THE PROPERTY; HOLDING OVER.

                  7.1 Tenant shall and will on the Expiration of this Lease, or upon any re-entry by Landlord upon the Demised Premises pursuant to this Lease, well and truly surrender and deliver up the Property into the possession and use of Landlord, without delay and in good order, condition and repair, ordinary wear excepted and casualty damage excepted (provided Tenant is in compliance with Articles 10 and 11), free and clear of all lettings and occupancies, free and clear of all liens, charges and encumbrances except (i) those to which Landlord's title is subject on the Lease Date ("Permitted Encumbrances"), (ii) the First Mortgage, if any, together with any other instruments securing the indebtedness secured by the First Mortgage, and (iii) all those which Tenant causes after the Lease Date or to which Tenant expressly consents in writing (which, for the purposes hereof, shall be deemed to be additional Permitted Encumbrances). On the Expiration of this Lease, title to and ownership of the Improvements shall automatically vest in Landlord without the execution of any further instrument and without any payment therefor by Landlord. Tenant shall remove all its signs from the Property upon expiration of this Lease and shall promptly repair any damage to the Improvements and the Land resulting from such removal. Tenant shall remove Tenant's Personal Property upon Expiration of this Lease and Tenant shall promptly repair any damage to the Improvements and the Land resulting from such removal. Any of Tenant's signs or other Personal Property remaining on the Demised Premises in excess of sixty (60) days following the Expiration of this Lease shall, at the option of Landlord, be deemed abandoned and become Landlord's property. Tenant shall, on demand, execute, acknowledge and deliver to Landlord a written instrument, in recordable form, confirming such Expiration, as well as any further assurances of title to the Improvements as Landlord may reasonably request, together with instruments in recordable form evidencing the Expiration of this Lease and the Memorandum of this Lease of even date herewith.

                  7.2 In the event of any holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Property after the termination of Tenant's right of possession pursuant to this Lease, occupancy of the Property subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Fixed Rent due for the period immediately preceding such holding over and the actual Additional Rent accruing on a prorata basis during the holdover period, provided that in no event shall Fixed Rent and Additional Rent during the holdover period be less than the fair market rental for the Property. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term of this Lease shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Property by summary proceedings or otherwise. Tenant shall be liable to Landlord for all actual damage which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all proved claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Property to such other tenant or prospective tenant.

                  7.3 The Provisions of this Article 7 shall survive the Expiration of this Lease.

         8. REPAIRS AND MAINTENANCE.

                  8.1 Throughout the Term, Tenant, at its sole cost and expense, shall (a) maintain in good condition and repair the interior and exterior of the Demised Premises, including but not limited to the electrical systems, heating and air conditioning systems serving the Demised Premises, plate glass, windows and doors; sprinkler, plumbing and sewage systems and facilities; fixtures; interior walls; floors; ceilings; gutters, downspouts, sidewalks, parking lot pavement (other than replacement of paving), parking areas, grounds and landscaped areas of the Demised Premises; all electrical facilities and equipment including without limitation interior and exterior lighting fixtures, lamps, fans and any exhaust equipment and systems; electrical motors; and all other appliances, fixtures and equipment of every kind and nature located in, upon or about the Demised Premises; all glass, both interior and exterior; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality. Tenant shall, at its expense, conduct seasonal preventive maintenance on the heating, ventilating and air conditioning systems serving the Demised Premises which shall be subject to the reasonable approval of Landlord; (b) keep the Property in the same order, repair and condition as of the Commencement Date, ordinary wear and tear excepted; and (c) make all necessary or appropriate repairs, replacements and renewals, and, subject to the provisions of Articles 11, 12 and 16 hereof, all necessary or appropriate alterations and restorations thereto, interior and exterior, ordinary and extraordinary, and foreseen and unforeseen (collectively, "Repairs").

                  8.2 The necessity for and adequacy of Repairs to the Property made or required to be made pursuant to Section 8.1 shall be measured by standards which are appropriate for commercial buildings of similar age and containing similar facilities in the locality and which are necessary to maintain the Property in a state of repair and maintenance as close as reasonably possible to the state of repair and maintenance of the Property as at the Commencement Date, ordinary wear and tear excepted. Tenant shall, within thirty (30) days after demand by Landlord, begin to make such Repairs, or perform such items of maintenance, to the Property as Landlord may reasonably require in order to maintain the Property at the standards required by this Lease and thereafter Tenant shall diligently and continuously pursue and promptly complete such Repairs. Within three (3) months following the Commencement Date Landlord shall cause the roof of the Building to be rebuilt.

                  8.3 Landlord shall be responsible for the roof and structural components of the Building (except damage caused by Tenant), otherwise Landlord shall not be required to furnish any services or facilities or to make any Repairs in or about the Property or any part thereof, Tenant hereby assuming the full and sole responsibility for all Repairs to, and for the condition, operation, maintenance and management of, the Property as at the Commencement Date and during the Term.

                  8.4 Tenant shall, at its sole cost and expense, keep the sidewalks, curbs, entrances, passageways, roadways and parking spaces, planters and shrubbery and public areas adjoining (excluding areas not the responsibility of Landlord under applicable Law) or appurtenant to or constituting part of the Property in a clean and orderly condition, free of ice, snow, rubbish and obstructions.

                  8.5 Tenant shall be entitled to the benefit of any and all warranties given or running in favor of Landlord with respect to the Property which would in any way be useful to Tenant in fulfilling its obligations under this Article 8; and Landlord shall either assign to the Tenant all contractor and equipment warranties which Landlord has obtained in connection with the Premises or shall have them issued directly to the Tenant by the issuers, subject in each case to reconveyance to Landlord upon the Expiration or earlier termination of this Lease. Further, Landlord agrees that it will cooperate with Tenant in connection with claims against third parties regarding Tenant's repair and maintenance obligations hereunder upon Tenant's request and provided Tenant shall be responsible for the reasonable costs and expenses incurred by Landlord as a result of such cooperation.

         9. COMPLIANCE WITH LAWS.

                  9.1 Throughout the Term, Tenant, at its own sole cost and expense, shall comply with all present and future laws, ordinances, statutes, administrative and judicial orders, rules, regulations and requirements, including, without limitation, the Americans with Disabilities Act (collectively, "Laws") of all Governmental Authorities, and all orders, rules and regulations of the National and Local Boards of Fire Underwriters or any other body or bodies exercising similar functions ("Insurance Boards"), foreseen and unforeseen, ordinary as well as extraordinary, applicable to the Property or any part thereof, the appurtenances thereof and, to the extent required by any Laws, the sidewalks, curbs, alleyways and passage-ways, adjoining the Demised Premises, or to the use or manner of use of the Property or the owners, tenants or occupants thereof whether or not any such Laws necessitate structural changes or improvements or interfere with the use or enjoyment of the Property. Tenant shall also procure, pay for and maintain all permits, licenses, approvals and other authorizations (collectively, "Permits") necessary for the lawful operation of its business at the Demised Premises and the lawful use and occupancy of the Property in connection therewith.

         9.2 Tenant shall, at its own sole cost and expense, observe and comply with the requirements of the policies of public liability, fire and all other insurance at any time in force with respect to the Property.

         10. INSURANCE.

                  10.1 Tenant, at its sole cost and expense, shall throughout the Term procure and maintain:

                           a. Comprehensive (direct physical loss) extended
coverage multiperil casualty insurance on the Improvements and all parts or portions thereof including coverage against loss or damage by fire, collapse, lightning, electrical short circuit, water damage, windstorm, tornado, hail, flood, vandalism, sprinkler leakage, subsidence, debris removal, demolition and malicious mischief and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements, in each case (i) in an amount equal to not less than 100% of their "Full Insurable Value," which for purposes of this Lease shall mean actual replacement value (exclusive in the case of the Improvements of costs of excavations, foundations and footings and shall not include the cost of the land); (ii) containing an agreed amount endorsement with respect to the Improvements or any part or portion thereof waiving all co-insurance provisions; and (iii) containing an endorsement that all covered losses will be paid on a replacement cost basis; and (iv) providing for reasonable deductibles per loss;

                           b. Comprehensive general liability insurance against
claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Demised Premises, such insurance to (i) be on the so-called "occurrence" form; (ii) afford immediate protection at the Lease Date to the limit of not less than $2,000,000.00 per occurrence (including umbrella coverage), bodily injury and property damage; $5,000,000.00 general aggregate (including umbrella coverage); (iii) continue at not less than the said limits until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate; and (iv) cover at least the following hazards: (A) premises and operations; and (B) independent contractors on an "if any" basis;

                           c. Boiler and pressure vessel and miscellaneous
equipment insurance, including steam pipes, air conditioning systems, electric motors, air tanks, compressors and pumps, in such amounts as Landlord may reasonably require;

                           d. Business interruption insurance which shall
include all of the risks set forth in this Section 10.1 and shall be in an amount not less than the aggregate of Fixed Rent payable hereunder for the twelve (12) months preceding the insured casualty;

                           e. Workers' compensation insurance in an amount not
less than the minimum amount required by applicable law and adequate employee's liability insurance covering all persons employed by Tenant at the Demised Premises;

                           f. At all times when Tenant Alterations are being
made, Tenant shall have insurance providing the following coverage for its Tenant Alterations (i) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned comprehensive general public liability insurance policy; (ii) contractual liability insurance covering the indemnity contained in Section 20 hereof; and (iii) builder's risk completed value coverage (A) for 100% of the contract price, (B) on a nonreporting form,
(C) deleting all co-insurance provisions, (D) against all risks insured against pursuant to Section 10.1(a) hereof, and (E) including permission to occupy the Demised Premises; and

                           g. Such other insurance and in such amounts as may
from time to time be reasonably required by Landlord, or the holder of the First Mortgage, if any, against other insurable hazards.

                  10.2 All insurance provided for in this Article 10 shall be effected under valid and enforceable policies, in such forms and, from time to time after the Lease Date, in such amounts as is required hereunder, issued by financially sound and responsible insurance companies having a Best Policyholder Rating of not less than "A-", a financial rating of not less than XII or such higher rating as the holder of the First Mortgage may require, and authorized to do business in the State. Simultaneously herewith and not less than 30 calendar days prior to the expiration dates of the policies theretofore furnished pursuant to this Article, Acord Form 27 certificates of insurance evidencing such policies and payment therefor shall be delivered by Tenant to Landlord. In addition, in the event that Landlord conveys its interest in the Property and this Lease, Tenant shall provide an Acord Form 27 certificate of insurance naming the grantee of such conveyance as an additional insured of the insurance required pursuant to this Article 10; such insurance certificate shall be delivered to Landlord within five (5) business days of its request therefor.

                  10.3 Intentionally Omitted

                  10.4 All policies of insurance provided for or contemplated by this Article shall name Tenant as the insured and Landlord as an additional insured, as their respective interests may appear. All policies of insurance required under Section 10.1 shall provide for payment of the loss to the holder of the First Mortgage and if there is no First Mortgage, as provided in Article 11.

                  10.5 All policies of insurance provided for in this Article shall, to the extent obtainable, contain clauses or endorsements to the effect that:

                           a. No act or negligence of Tenant, or anyone acting
for Tenant, which might otherwise result in a forfeiture of such insurance or any part thereof shall in any way affect the validity or enforceability of such insurance insofar as Landlord, or the holder of the First Mortgage are concerned;

                           b. Such policies shall not be changed or canceled
without at least 30 days' Notice to Landlord and; if required under the First Mortgage, to the holder thereof; and

                           c. Neither Landlord nor the holder of the First
Mortgage shall be liable for any premiums thereon or subject to any assessments thereunder.

                  10.6 Losses under each policy of insurance provided for or contemplated by subsections 10.1(a) and 10.1(b) hereof shall be adjusted with the insurers and/or underwriters selected by Tenant subject to the rights of the holder of the First Mortgage. All costs and expenses of collecting or recovering any insurance proceeds under such policies, including, without limitation, any and all fees of attorneys, appraisers and adjusters, shall be paid by Tenant.

                  10.7 All insurance policies required hereunder shall provide for waiver of subrogation as to both Landlord and Tenant.

         11. DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY.

                  11.1 In the event of any partial damage (defined to mean damage or destruction, other than to Tenant owned Tenant Alterations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then replacement value of the Demised Premises (not including the value of the Land) just prior to said damage or destruction) or loss by fire or other casualty whatsoever to the Improvements or any part or portion thereof during the Term, Tenant shall give immediate Notice thereof to Landlord if the same equals or exceeds $10,000.00, and shall, without regard to the availability and adequacy of insurance proceeds for such purposes, with reasonable diligence (subject to Unavoidable Delays) at Tenant's sole cost and expense, repair the Improvements or the portion thereof so damaged as nearly as possible to the condition the same were in immediately prior to such damage. Tenant covenants and agrees to commence efforts to settle the insurance claim promptly after any event of loss or casualty and to expeditiously, diligently and continuously prosecute such efforts to settlement, or failing settlement, the commencement of litigation. In the event that settlement or collection cannot be obtained within ninety (90) days after such casualty or loss, and Tenant has failed to commence Repairs, Landlord shall have the right, but not the obligation, to commence Repairs or to declare an Event of Default. If any part or portion of the Improvements is damaged or lost as a result of such fire or other casualty, Tenant shall likewise, without regard to the availability and adequacy of insurance proceeds for such purpose, repair the part or portion of the Improvements so damaged or lost. Such Repairs shall be without cost, charge or expense of any kind to Landlord. Notwithstanding any other provisions hereof, if the Improvements are partially damaged during the last two (2) years of this Lease, if the cost of repair exceeds twenty-five percent (25%) of the replacement value of all the Improvements, Landlord or Tenant shall have the right to terminate this Lease by written notice to the other not later than forty-five (45) days from the date of damage and all insurance proceeds (except for insurance proceeds for Tenant's Personal Property) resulting from such casualty shall be paid over to Landlord and Landlord shall have the right to adjust, compromise and settle any and all claims related thereto in its sole and absolute discretion without any liability to Tenant whatsoever, and Tenant shall have no further obligations under the Lease.

                  11.2 In the event that, during the Term, any of the Improvements shall be totally destroyed (defined to mean damage or destruction, other than to Tenant owned Tenant Alterations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then replacement value of the Demised Premised (not including the value of the Land) just prior to said damage or destruction) or so substantially damaged by fire or other casualty whatsoever that the Repair thereof would be impracticable or the use of the Property would not be economically feasible after the Repair, as determined by Tenant in its reasonable discretion, Tenant shall give prompt Notice thereof to Landlord, and shall either (a) without regard to the availability and adequacy of insurance proceeds, proceed with reasonable diligence (subject to Unavoidable Delays) to demolish and remove the ruins and complete the construction of replacement Improvements on the Demised Premises, or (b) within thirty (30) days of the date of the aforesaid Notice, give Landlord a further Notice electing to cancel this Lease with a termination date thirty (30) days after said further Notice. In the event that Tenant elects to cancel the Lease, all insurance proceeds (except for insurance proceeds for Tenant's Personal Property) resulting from such casualty shall be paid over to Landlord or the holder of the First Mortgage, if required to do so, and Landlord or the holder of the First Mortgage shall have the right to adjust, compromise and settle any and all claims related thereto in its sole and absolute discretion without any liability to Tenant whatsoever, and Tenant shall have no further obligations under the Lease. In any event, demolition, removal and construction (in the event that Tenant does not elect to cancel this Lease) shall be without cost, charge or expense of any kind to Landlord. The replacement Improvements so to be constructed shall be as nearly as possible of a size, type and character equal to the damaged or destroyed Improvements, shall have a net rentable area which is not less than the net rentable area of such Improvements, shall be of a quality of not less than the quality of such Improvements, as the same existed immediately prior to such damage or destruction, shall include all articles necessary for the operation of such replacement Improvements, and shall be of a quality not less than the quality of the items of the Improvements which were damaged or destroyed by such fire or other casualty. Before commencing the construction of any replacement Improvements, Tenant shall submit copies of the plans and specifications therefor to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed.

                  11.3 If any damage or destruction mentioned in Sections 11.1 or 11.2 hereof does not result in the termination of this Lease and the insurance proceeds are in an amount of $10,000.00 or less and are paid under any insurance policy, such insurance proceeds shall be paid over to Tenant, and Tenant shall hold the same to be used first for the payment of the entire cost of repairing the Improvements and any part or portion thereof before using the same for any other purpose.

                  11.4 In the event that the damage or destruction does not result in the termination of the Lease and if the aggregate insurance proceeds received by reason of any single instance of damage or destruction to the Improvements shall be greater than $10,000.00, such insurance proceeds shall be paid over to Landlord, and holder of the First Mortgage, as their respective interests may appear. All insurance proceeds so paid over to Landlord shall be held and disposed of as provided in Section 11.5.

                  11.5 The Landlord shall hold all insurance proceeds deposited with it pursuant to Section 11.4 hereof until receipt by the Landlord of:

                     a. A certificate of Tenant ("Repair Certificate") dated not more than 10 days prior to the date of such receipt (i) requesting the payment of a specified amount of insurance proceeds; (ii) describing in reasonable detail the work and materials applied to the Repair of the Improvements since the date of the last Repair Certificate; (iii) stating that such specified amount does not exceed the cost of such work and materials; and (iv) stating that such work and materials have not previously been made the basis of any request for or any withdrawal of money; and

                           b. A certificate of Tenant's Architect or Tenant's
Engineer stating (i) that the work and materials described in the accompanying Repair Certificate were satisfactorily performed and furnished and were necessary, appropriate or desirable to the Repair of the Improvements, in accordance with the plans and specifications therefor; (ii) that the amount specified in such Repair Certificates is not in excess of the cost of such work and materials; and (iii) the additional amount, if any, required to complete the Repair of the Improvements; and

                           c. The certification or insurance of a title company
reasonably satisfactory to Landlord, dated not earlier that the Repair Certificate, that as of the date thereof: (i) there exists no filed or recorded lien, encumbrance or charge against the estate, rights and interests of Landlord (except for the First Mortgage and the Permitted Encumbrances); and (ii) the Property is not subject to any filed or recorded mechanic's, laborer's, materialmen's or other similar lien, encumbrance or charge which have not been bonded; and

                           d. Waivers of lien from all contractors and
subcontractors for work performed and materials supplied, if requested by Landlord. The parties acknowledge that such waivers may be conditioned on receipt by the contractor or subcontractor of payment for the work performed and materials supplied.

                  11.6 Upon receipt by Landlord of all of the deliveries pursuant to Section 11.5 hereof, Landlord shall pay to Tenant the amount of the insurance proceeds specified in the Repair Certificate; provided however, that the balance of insurance proceeds shall not be reduced below the amount specified in the certificate of Tenant's Architect or Tenant's Engineer as the amount required to complete the Repair of the Improvements. Each such payment shall be held by Tenant in trust and shall be used solely by Tenant for the payment of the cost of the work and materials described in the Repair Certificate, or if such cost or any part thereof has theretofore been paid by Tenant out of its own funds, then for the reimbursement to Tenant of any such cost or part thereof so paid by it. If there shall remain on deposit with Landlord any balance of insurance proceeds after (a) the Improvements shall have been completely Repaired, as evidenced by a certificate of such Tenant's Architect or Tenant's Engineer delivered to Landlord, and (b) all work, materials and professional services supplied in connection therewith shall have been paid for in full, as evidenced by a certificate from Tenant, such balance of insurance proceeds shall be paid to Landlord (unless the holder of the First Mortgage shall require payment to it in reduction of the indebtedness secured by the First Mortgage, in which case such balance shall be paid to the holder of the First Mortgage in reduction of such indebtedness, and the remainder thereof, if any, shall be paid to Landlord). Notwithstanding anything to the contrary set forth in this Section 11.6, Landlord shall have no obligation to make further payment of insurance proceeds to Tenant following an Event of Default.

                  11.7 Upon the Expiration of this Lease however caused, any insurance proceeds then held by Landlord shall be retained by Landlord or if held by Tenant, shall be paid to Landlord; provided however, that if such Expiration occurs pursuant to Article 16 hereof, such insurance proceeds shall be deemed to be part of the condemnation award and shall be disposed of as provided in Article 16.

                  11.8 Subject to Tenant's right of termination under Sections
11.1 and 11.2, no destruction of or damage to the Improvements or any part or item thereof, by fire or other casualty whatsoever, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Tenant to surrender or terminate this Lease or shall relieve Tenant from its liability to pay in full the Fixed Rent and Additional Rent hereunder, or from any of its other obligations under this Lease

         12. TENANT ALTERATIONS.

                  12.1 a. Subject to the Provisions of this Article and to all other applicable Provisions of this Lease, Tenant shall have the right at any time and from time to time during the Term to make, at its sole cost and expense, Tenant Alterations, only with Landlord's prior consent.

                           b. No Tenant Alteration shall be made if the proposed
Tenant Alteration would adversely affect the roof, floors or structural members of the Building, change the type or character of the Improvements or reduce the size of the Improvements or diminish the net area thereof or impair the structural integrity of the Improvements.

                  12.2 Tenant covenants and agrees that no Tenant Alterations will be made except in compliance with, and Tenant hereby covenants that it will comply with, each of the following Provisions:

                           a. All Tenant Alterations shall be made with
reasonable diligence and dispatch in a first class manner and with materials and workmanship comparable to the quality of the original Improvements;

                           b. Before any Tenant Alterations are begun, Tenant
shall procure, at its own sole cost and expense, all necessary Permits from all Governmental Authorities and shall deliver photocopies thereof to Landlord. Upon Tenant's request, Landlord shall join in the application for such Permits whenever such action is necessary, and Tenant covenants that Landlord will not suffer, sustain or incur any costs, expense or liability by reason thereof;

                           c. All Tenant Alterations shall be made in compliance
and conformity with all applicable (a) Laws of all Governmental Authorities (including all building and zoning Laws); (b) Permits; and (c) rules, regulations, orders and requirements of Insurance Boards;

                           d. In making any Tenant Alterations, Tenant shall not
violate the terms or conditions of any insurance policy obtained or required pursuant to the Provisions hereof affecting or relating to the Property or any part thereof, or the terms of any covenants, restrictions or easements affecting the Demised Premises;

                           e. Promptly after the completion of any Tenant
Alterations, Tenant shall procure, at Tenant's sole cost and expense, all Permits of Governmental Authorities, if any, for the complete Tenant Alterations as may be required by any applicable Laws of Governmental

Authorities, and all Insurance Boards' approvals, if any, as may be required or customary in connection therewith, and on demand, shall promptly deliver photocopies thereof to Landlord;

                           f. Tenant shall pay all costs, expenses and
liabilities arising out of, in connection with, or by reason of any Tenant Alterations, and shall keep the Property free and clear of all liens, claims and encumbrances in any way arising out of, in connection with, or by reason of, any Tenant Alterations, subject to the Provisions of Article 13 hereof;

                           g. No Tenant Alterations shall create any
encroachment upon any easement, street or adjacent premises;

                           h. No Tenant Alterations shall be made which would
render title to the Demised Premises or any part thereof unmarketable;

                           i. No Tenant Alterations shall be made which would
tie in or connect any Improvement with any other building or structure located outside the boundary lines of the Demised Premises;

                           j. Unless Tenant Alterations (i) are performed
entirely within the enclosure walls of any Improvement then existing on the Demised Premises, or (ii) would not be reflected on a survey of the Demised Premises, Tenant shall, upon completion thereof, promptly deliver to Landlord a copy of an ALTA "as built" survey of the Demised Premises showing such Tenant Alterations; and

                           k. No Tenant Alterations shall be made which would
render title to the Demised Premises or any part thereof unmarketable, or which would reduce the value of the Property for the uses permitted herein below the value thereof immediately prior to the making of such Tenant Alterations.

                  12.3 Landlord shall not be required to make any contribution to the cost of any Tenant Alterations or any part thereof, and Tenant covenants that Landlord shall not be required to pay any cost, expense or liability arising out of or in connection with or by reason of any Tenant Alterations.

                  12.4 Tenant may install signage on the roof of the Building after the roof has been rebuilt by Landlord subject to Landlord's approval which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall not install signage in violation of applicable laws or regulations nor shall it install signage in any manner which would cause damage to the roof and/or Building or which would impair or be prohibited or excluded by Landlord's roof bond or warranty.

         13. DISCHARGE OF LIENS.

                  13.1 Tenant shall not create or permit to be created or to remain, and shall discharge, any lien, encumbrance or charge levied on account of any Imposition or any mechanic's, laborer's, or materialman's lien, or, other than the First Mortgage, any mortgage, deed of trust or otherwise which might or does constitute a lien, encumbrance or charge upon the

Property or any part thereof, or the income therefrom, unless the same arises from any act of Landlord, and Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Property or any part thereof might be impaired; provided that any Imposition may, after the same becomes a lien on the Property, be paid or contested in accordance with Article 5 hereof, and any mechanic's, laborer's, or materialman's lien may be discharged in accordance with Section 13.2 hereof.

                  13.2 If any such mechanic's, laborer's or materialman's lien shall at any time be filed against the Property or any part thereof, Tenant, within thirty (30) days after filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within such period then, in addition to any other right or remedy, Landlord may (after so notifying Tenant), but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor, with interest, costs and allowances. In any event, if any suit, action or proceedings shall be brought to foreclose or enforce any such lien (whether or not the prosecution thereof was so compelled by Landlord), Tenant shall, at its own sole cost and expense, promptly pay, satisfy and discharge any final judgment entered therein, in default of which Landlord, at its option, may so. Any and all amounts so paid by Landlord as in this Section provided, and all costs and expenses paid or incurred by Landlord in connection with any or all of the foregoing matters, including reasonable attorney's fees, together with interest thereon at the Lease Interest Rate from the respective dates of Landlord's making of such payments, shall be paid by Tenant to Landlord on demand as Additional Rent hereunder.

                  13.3 Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer, materialman, architect or engineer for the performance of any labor or the furnishing of any materials or services for or in connection with the Property or any part thereof. Notice is hereby given that Landlord shall not be liable for any labor or materials or services furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor, materials or services shall attach to or affect the fee or reversionary or other estate or interest of Landlord in the Property or in this Lease.

         14. CONDITION OF AND TITLE TO PROPERTY. On the Commencement Date, Tenant shall execute and deliver to Landlord an estoppel certificate in the form requested by Landlord pursuant to Section 18.1. Tenant acknowledges and agrees that except as otherwise expressly set forth in this Lease, no representations, statements, or warranties, express or implied, as to merchantability, fitness for a particular purpose or use, or otherwise, have been made by or on behalf of Landlord in respect of the Demised Premises, the status of title, physical condition, income, profit potential or expenses of operation thereof, the zoning or other laws, regulations, rules and orders applicable thereto, Impositions, or of any other matter or thing affecting or relating to the Property, and that Tenant has relied on no such representations, statements or warranties. Tenant is currently in possession of the Demised Premises as a subtenant of BellSouth (Landlord's current tenant) and Tenant is familiar with the condition of the Demised

Premises. Subject to Landlord's obligation to rebuild the roof and Section 6.6 herein, Tenant agrees to accept the Demised Premises in its "AS IS" condition.

         15. ENTRY ON PROPERTY BY LANDLORD.

                  15.1 Tenant shall permit Landlord and its authorized representatives and designees to enter the Property at all reasonable times for the purpose of (a) inspecting the same and (b) making any Repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such Repairs or perform any such work or to commence the same for ten (10) days after Notice from Landlord (or without Notice in case of emergency). Nothing herein contained shall be construed as imposing any duty upon Landlord to do any work not otherwise required by the terms of this Lease. The performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same, and Landlord shall have the right to receive reimbursement in respect thereof as provided in Article 25.

                  15.2 Landlord may, during the progress of any work at the Demised Premises performed or caused to be performed by it in accordance with this Article, keep and store thereon all necessary materials, tools, supplies and equipment. Landlord shall not be liable for reasonable inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of the making of such Repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof, except due to its gross negligence or willful misconduct, and the obligations of Tenant under this Lease shall not be affected thereby. In making any such Repairs or doing any such work, Landlord shall proceed with such work so as to avoid to the extent possible unreasonable inconvenience to Tenant.

                  15.3 Landlord and its designees shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the Property to prospective purchasers, tenants and mortgagees.

         16. CONDEMNATION.

                  16.1 If at any time during the Term hereof all or a material portion (as defined in Section 16.7 hereof) of the Demised Premises shall be taken for any public or quasipublic purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement in lieu of condemnation among Landlord, Tenant and those authorized to exercise such right (a) the obligations of Tenant to comply with the Provisions of this Lease, affected by such taking shall continue unimpaired until the date of the taking; (b) this Lease and the Term shall Expire on the date of such taking; (c) the Fixed Rent and all Additional Rent hereunder shall be apportioned and paid to the date of such taking; and (d) the entire award received (exclusive of any portion of the award that Tenant is entitled to by virtue of the taking) shall be paid to the Landlord for distribution in the following order after deduction therefrom of all reasonable fees and expenses of collection, including reasonable attorneys' and experts' fees:

                           a. If and to the extent that the holder of the First
Mortgage has a claim thereon, such holder or Mortgagee shall receive an amount equal to such claim; and

                           b. Landlord shall receive the entire balance
remaining of such award.

                  16.2 If at any time during the Term (a) less than all or a material portion of the Demised Premises shall be taken, or (b) if any appurtenances to the Demised Premises or any areas outside the boundaries of the Demised Premises or rights in, under or above the streets adjoining the Demised Premises, or the rights and benefits of light, air or access from or to such streets, shall be so taken, or the grade of any such streets shall be changed, ("Partial Taking"), except as provided in Section 16.3 below, this Lease and the Term shall continue in full force and effect without reduction, abatement or effect of any nature whatsoever upon the Term or the liability of Tenant to pay in full the Fixed Rent or any Additional Rent hereunder. Tenant shall give prompt Notice of any Partial Taking to Landlord and shall proceed, with reasonable diligence, and to the full extent of the award for such Partial Taking, to perform any necessary Repairs and (subject to the Provisions of Article 12) any necessary or desirable Tenant's Alterations, at Tenant's sole cost and expense; provided however, that so long as Tenant expeditiously, diligently and continuously prosecutes settlement or collection of the award, Tenant shall not be required to commence Repair until it has received the award, but Tenant shall prior to the receipt of the award and at its own expense take any remedial steps required by applicable Law. In the event that settlement or collection cannot be obtained within ninety (90) days, and Tenant has failed to commence Repairs, Landlord shall have the right, but not the obligation, to commence Repairs. All awards payable as a result of any such Partial Taking shall be paid to Landlord for distribution as follows and in the following order, after deduction therefrom of all reasonable fees and expenses of collection, including reasonable attorneys' and experts' fees:

                           a. Tenant shall receive an amount equal to the cost
of any Repairs and Tenant Alterations made by Tenant pursuant to this Section
16.2 upon receipt by Landlord of evidence satisfactory to it of the amount of such cost and the payment thereof in full; and

                           b. Landlord shall receive the balance of the award.

                  16.3 In the case of any Partial Taking, the Fixed Rent payable by Tenant hereunder shall be equitably reduced by an amount which takes into account the actual amount of the Improvements taken, the amount of parking area taken or any other right, privilege or easement appurtenant to the Demised Premises which materially and adversely interferes with Tenant's permitted uses of the Demised Premises.

                  16.4 If the temporary use of the whole or any part of the Demised Premises shall be taken at any time during the Term for any public or quasi-public purpose by any lawful power or authority or by the exercise of the right of condemnation or eminent domain or by agreement in lieu of condemnation between Tenant and those authorized to exercise such right, the Term shall not be affected in any way, and Tenant shall continue to pay in full Fixed Rent and Additional Rent hereunder and, subject to the other Provisions of this Section, and except as hereinafter provided, Tenant shall be entitled to receive any award or payment for such use. If such award or payment made for such use is paid in a lump sum, such award shall be paid to Landlord, and after deducting an amount equal to present value (computed on the basis of a discount equal to the current yield of United States Government securities having a term as near as possible to the period of such temporary taking) of Fixed Rent and Additional Rent due or which will become due during the period covered by such lump-sum award, Landlord shall remit the balance to Tenant except to the extent allocable to a period subsequent to the Expiration of this Lease. In the event that such taking, condemnation or use is for the balance of the Term of this Lease and is for the entire Demised Premises, the provisions of Section 16.1 shall apply. If and to the extent that the amount of any Additional Rent for such period is not ascertained or ascertainable as at the date of the payment of such lump-sum award, Landlord shall estimate the amount thereof, subject to adjustment at such time as the amount thereof is ascertained. For the purposes of this Section, the Fixed Rent during the Primary Term shall be deemed to be as set forth in Section
4.1. If such taking results in changes or alterations in the Demised Premises which would necessitate an expenditure, after repossession, to repair the Demised Premises to their former condition, and such award or payment includes an amount to compensate for such expenditure and is made prior to the Expiration of this Lease, then the amount of such award or payment specified as compensation for the expenses of such Repair shall be paid to Landlord, and if possession of the Demised Premises shall revert to Tenant prior to the Expiration of this Lease, Tenant shall, at its sole cost and expense, repair the Demised Premises so that the Demised Premises in every material respect shall, upon completion of such restoration, be the same as though no such taking had occurred, and when Landlord shall have received evidence satisfactory to it that such Repair has been completed and paid for, the portion of such award or payment deposited with and held by Landlord for such purpose shall be paid over to Tenant. The foregoing Provisions relating to the repair of the Demised Premises shall apply with like effect to any item constituting part of the Improvements. If Tenant shall not so Repair the Demised Premises or any item constituting a part of the Improvements upon the Expiration of this Lease the sum so deposited with Landlord for such purpose shall be retained by Landlord to be applied by Landlord toward Landlord's damages occasioned by such default, or shall be paid over to Landlord absolutely and without apportionment, as the case may be.

                  16.5 If, for the purposes of Section 16.1 and 16.2 hereof Landlord and Tenant cannot agree on whether there has been a taking of all or a material portion of the Property, either party may submit the matter to binding appraisal by Notice to that effect to the other party and shall in such Notice appoint an MAI Appraiser who has been a member of The American Institute of Real Estate Appraisers for not less than ten (10) years and has performed appraisals of net leased commercial properties in the State throughout that period (an "Appraiser") who shall have had experience in appraising commercial properties for financial institutions, as appraiser on its behalf. Within twenty (20) days thereafter, the other party shall by Notice to the first party appoint a second disinterested Appraiser on its behalf. If the two appraisers thus appointed cannot reach agreement on the question presented on the basis aforesaid within forty-five (45) days after the appointment of the second appraiser, then the appraisers thus appointed shall appoint a third disinterested Appraiser possessing all of the other aforesaid qualifications, and such third appraiser shall alone as promptly as possible determine the question presented, provided that:

                           a. If the second appraiser shall not have been
appointed as aforesaid, the first appraiser shall alone proceed to determine such matter; and

                           b. If the two appraisers appointed by the parties
shall be unable to agree, within forty-five (45) days after the appointment of the second appraiser, either on the question presented or on the appointment of a third appraiser, they or either of them shall give

Notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third appraiser within fifteen (15) days after the appraisers appointed by the parties have given such Notice, then within thirty (30) days thereafter either of the parties, upon Notice to the other party, may request such appointment by the American Arbitration Association (or any successor thereto) in the State or on its failure, refusal or inability to act, may apply for such appointment to a court of competent jurisdiction.

                           c. The determination made as above provided shall be
conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The appraisers chosen by the parties, the sole appraiser, if the second party does not choose an appraiser, or the third appraiser appointed as above provided, as the case may be, shall give Notice to the parties stating their or his determination, and shall furnish to each party a signed copy of such determination.

                           d. Each party shall pay the fees and expenses of the
Appraiser appointed by such party and one-half of the other expenses of the appraisal properly incurred hereunder.

                  16.6 Tenant shall have the right to seek an award from the condemning authority arising out of the complete or partial termination of this Lease or taking of all or any portion of the Property as a result of any taking of all or any portion of Tenants interest in the Property, as well as Tenant's interest in Tenant's Personal Property, if taken, and including, but not limited to, the right to an award based upon the value of the unexpired Term of this Lease, moving expenses or consequential damages to Tenant's interest in the Property not taken.

                  16.7 As used in this Article 16, a taking of all or a material portion of the Demised Premises (the consequences of which are set forth in Section 16.1 hereof) shall mean a taking at the option of either party, of: (a) twenty-five percent (25%) or more of the net area of the Improvements on the Demised Premises; or (b) which materially adversely affects access to the Demised Premises, and access reasonably equivalent to that in existence prior to such taking cannot be restored; or (c) which otherwise renders the continued permitted uses of the Property not economically feasible as determined by Tenant in its reasonable discretion; provided, however, that an election to treat a taking as a taking of all or a material portion of the Demised Premises, as hereinabove provided, shall be made by Notice to the other party given within forty-five (45) days after the taking; and provided further, however, that in the event of any Partial Taking of the Demised Premises, if the holder of the First Mortgage takes the award therefor or any portion thereof, then Tenant's obligation for repair under Section 16.2 shall be conditioned upon Landlord distributing pursuant to Section 16.2 an amount equal to that part of the award taken by the holder of the First Mortgage. Any dispute as to whether there has been a Partial Taking or a taking of all or a material portion of the Demised Premises shall be submitted to arbitration and appraisal in accordance with
Section 16.5 hereof.

         17. MEMORANDUM OF LEASE. This Lease shall not be recorded, however, upon Tenant's request, Landlord and Tenant will execute and acknowledge a Memorandum of Lease which may be recorded by either party.

         18. ESTOPPEL CERTIFICATES.

                  18.1 Tenant agrees at any time and from time to time, upon not less than fifteen (15) days' Notice by Landlord, to execute, acknowledge and deliver, without charge, to Landlord or to any Person designated by Landlord, a statement in writing certifying that: (a) Tenant has, on or before the Acceptance Date, examined the Demised Premises, is satisfied with the physical condition and state of repair thereof, and has accepted the same in an "as is" condition (or if there are exceptions to Tenant's acceptance, noting the specific exceptions); (b) this Lease is unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), (c) Tenant has not received any Notice of default or Notice of termination of this Lease (or if Tenant has received such a Notice, that it has been revoked, if such be the case), (d) that no Event of Default exists hereunder (or if any such Event of Default does exist, specifying the same and stating that the same has been cured, if such be the case), (e) that Tenant has no claims or offsets against Landlord hereunder (or if Tenant has any such claims or offsets, specifying the same), (f) the dates to which Fixed Rent and Additional Rent payable by Tenant hereunder have been paid and (g) such other information as may be requested by Landlord and can be supplied by Tenant without unreasonable expense. Failure to timely deliver the foregoing estoppel certificate shall constitute a material default under this Lease.

                  18.2 Landlord agrees at any time and from time to time, upon not less than fifteen (15) days' Notice by Tenant, to execute, acknowledge and deliver, without charge, to Tenant, or to any Person designated by Tenant, a statement in writing certifying that; (a) this Lease is unmodified (or if there be modifications, identifying the same by the date thereof and specifying the nature thereof) (b) that no Notice of default or Notice of termination of this Lease has been served on Tenant (or if Landlord has served such Notice, that the same has been revoked, if such be the case) (c) that to Landlord's knowledge, no Event of Default exists under this Lease (or if any such Event of Default does exist, specifying the same) and (d) the dates to which Fixed Rent and Additional Rent have been paid by Tenant.

         19. ASSIGNMENT AND SUBLETTING.

                  19.1 Tenant shall not assign, sublease or transfer this Lease or any interest therein or grant any license, concession or other right of occupancy of the Property or any portion thereof or otherwise permit the use of the Property or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed assignment or subletting. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers.

                  19.2 In the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, including but not limited to, a written agreement satisfactory to Landlord wherein the Transferee assumes and agrees to be bound by all of the terms and conditions of this Lease, and Tenant shall bear all third party out-of-pocket costs and expenses incurred and paid by Landlord in connection with the review and approval of such documentation including reasonable attorneys' fees and expenses.

                  19.3 Any Transfer hereunder (regardless of whether the consent of Landlord is required) shall be only for the permitted use pursuant to Section
6.1 and for no other purpose, and in no event shall any Transfer release or relieve Tenant from any obligations under this Lease.

         20. INDEMNIFICATION; SUBROGATION .

                  20.1 Tenant shall indemnify and save Landlord harmless from and against, and shall reimburse Landlord for, all liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, whether founded in tort, in contract or otherwise, including reasonable architects' and attorneys' fees and costs, which may be imposed upon or incurred or paid by or asserted against Landlord or Landlord's interest in the Property by reason of or in connection with any of the following occurring during the Term of this Lease:

                           a. The completion of any Tenant Alterations and
anything done in, on or about the Property or any part thereof in connection therewith, other than Tenant Alterations performed by Landlord;

                           b. The use, non-use, possession, occupation,
condition, operation, maintenance or management of the Property, or any part thereof, or to the extent that Tenant is legally responsible therefore, any street, alley, sidewalk, curb, passageway or space adjacent thereto;

                           c. Any negligent or tortious act on the part of
Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                           d. Any accident, injury, death or damage to any
Person or property occurring in, or about the Property or to the extent that Tenant is legally responsible therefor, any part thereof of any street, alley, sidewalk, curb, passageway or space adjacent thereto;

                           e. Any failure on the part of Tenant to perform or
comply with any of the Provisions contained in this Lease on its part to be performed or complied with; and

                           f. Any violation of the Permitted Encumbrances or any
other covenants, restrictions, easements, agreements or conditions affecting the Demised Premises.

                  20.2 Nothing contained in Section 20.1 shall be deemed to require Tenant to indemnify Landlord with respect to the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees, licensees or invitees or breach of this Lease by Landlord.

                  20.3 In case any action or proceeding is brought against Landlord by reason of any claim referred to in this Article 20, Tenant, upon Notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding, in Landlord's name, if necessary, by counsel for the insurance company, if such claim is covered by insurance, otherwise by counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord agrees to give Tenant prompt notice of any such claim or proceeding.

                  20.4 The Provisions of this Article 20 shall not in any way be affected by the absence in any case of any covering insurance or by the failure or refusal of any insurance company to perform any obligation on its part.

                  20.5 If any provision of this Lease requires that either Landlord or Tenant provide indemnification to the other with respect to any claim or liability identified therein, the indemnified party shall promptly give notice of any such claim or liability to the indemnifying party and said indemnifying party shall have the right to participate in the prosecution and/or settlement of any such claim or liability.

                  20.6 Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone from whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

         21. DEFAULT PROVISIONS.

                  21.1 The following shall constitute events of default ("Events of Default") hereunder:

                           a. If default shall be made in the due and punctual
payment to Landlord of any installment of Fixed Rent payable under this Lease or any part thereof when and as the same shall have become due and payable, and such default shall continue for a period of 10 days after notice from Landlord; or

                           b. If default shall be made in the due and punctual
payment of any Additional Rent payable by Tenant under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of ten (10) business days after Notice from Landlord; or

                           c. If the Demised Premises shall be abandoned by
Tenant or if default shall be made by Tenant in the performance of or compliance with any of the Provisions contained in this Lease (other than those referred to in the foregoing subsections 21.1(a) or 21.1(b)) and either such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant, or, in the case of a default or a contingency which is susceptible of being cured but which cannot with due diligence be cured within such period of thirty (30) days, Tenant fails to commence with all due diligence within such period of thirty (30) days to cure the same and thereafter to continuously prosecute the curing of such default with all due diligence (it being intended that in connection with a default susceptible of being cured but which cannot with due diligence be cured within such period of thirty (30) days that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the curing thereof continuously and with all due diligence but in no event to exceed one hundred twenty (120) days in the aggregate unless Tenant demonstrates that the default is not susceptible of a cure within one hundred twenty (120) days despite the due diligence of Tenant by reason of matters outside of Tenant's control (it being agreed that insufficient funds shall not excuse Tenant's performance), in which case the period allowed to cure such default shall be extended for a commercially reasonable time); or

                           d. Subject to the Provisions of Section 21.3 hereof,
if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any present or future Federal Bankruptcy Code or any other present or future applicable Law ("Bankruptcy Law") that is not discontinued or otherwise vacated within ninety (90) days, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as the same become due (collectively, "Acts of Bankruptcy"); or

                           e. Subject to the Provisions of Section 21.3 hereof,
if within ninety (90) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law, such proceedings shall not have been dismissed, or if, within ninety (90) days after the appointment, without the consent or acquiescence of Tenant or any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or the Property (other than a result of Landlord's acts unrelated to the enforcement of Landlord's rights under this Lease), such appointment shall not have been vacated or stayed on appeal or otherwise, or within ninety (90) days after the expiration of any such stay such appointment shall not have been vacated, or if within sixty (60) days, an execution, warrant, attachment, garnishment levied or fixed against the Property, or any part thereof, or against Tenant (other than as a result of Landlord's acts unrelated to the enforcement of Landlord's rights under this Lease) shall not be bonded, vacated or discharged.

                  21.2 Upon the occurrence of any Event of Default (it being understood that for purposes hereof an "Event of Default" does not occur until notice periods provided for above have run), Landlord at any time thereafter (but prior to the curing of such Event of Default) may give Notice to Tenant stating that this Lease and the Term shall Expire on the date specified in such Notice, which shall be at least five (5) days after the giving of such Notice, and on the date specified in such Notice this Lease and the Term shall Expire with the same force and effect as though the date so specified were the date herein originally fixed as the Expiration Date of the Term, but Tenant shall remain liable as hereinafter provided.

                  21.3 No Act of Bankruptcy of Tenant under any Bankruptcy Law set forth in subsection 21.1(d), and no proceeding or action of the nature described in subsection 21.1(e) occurring or taken by or against Tenant shall be grounds for the Expiration of this Lease pursuant to this Article unless the same shall be taken or brought by or against the Person which then is the owner of this Lease or an interest herein.

                  21.4 Upon any Expiration of this Lease pursuant to Section
21.2 hereof, or by or resulting from summary proceedings, re-entry or otherwise, Tenant shall quit and peaceably surrender the Property. Landlord, in addition to all other remedies herein reserved to it, upon or at any time after such Expiration, may, without further Notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other Persons and property from the Property, and may have, hold and enjoy the Property and the right to receive all income of and from the same.

                  21.5 At any time or from time to time after any such Expiration pursuant to Section 21.2 hereof, or by or resulting from summary proceedings or otherwise, Landlord may relet the Property or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions, free rent and alterations) as Landlord, in its reasonable discretion, may determine, and may collect and receive the rent therefor. Tenant agrees to pay Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination of the Lease, whether through inability to relet the Property on satisfactory terms or otherwise, including all costs of such reletting and any deficiency that may arise by reason of any reletting or failure to relet.

                  21.6 No Expiration of this Lease pursuant to Section 21.2 hereof, or by or resulting from summary proceedings or otherwise, shall relieve Tenant of its liability under this Lease, and such liability shall survive any such Expiration. In the event of any such Expiration, whether or not the Property or any part thereof shall have been relet, Tenant shall pay Landlord the Fixed Rent to be paid by Tenant up to the time of such Expiration of this Lease, and thereafter Tenant, until the end of what would have been the Term in the absence of such Expiration, shall be liable to Landlord for, and shall pay Landlord, as and for liquidated and agreed current damages for Tenant's default,
(a) the equivalent of the amount of Fixed Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less the proceeds, if any, of any reletting effected pursuant to the Provisions of Section 21.5 hereof, and
(b) an amount equal to all of Landlord's actual expenses in connection with such reletting, including, but not limited to, brokerage commissions, attorneys' fees, the cost of cleaning, renovation, repair and alteration of the Demised Premises, advertisements, marketing, the cost of caring for the Property while vacant, free rent and other concessions to a new tenant. Tenant shall pay the damages provided for in subdivision (a) above ("Deficiency") to Landlord monthly on the days on which Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise or shall have the right to accumulate monthly Deficiencies and sue to recover the same from time to time as Landlord may determine. Tenant shall pay to Landlord the damages provided for in subdivision (b) above on demand. At any time after such Expiration, whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth of the excess of the Fixed Rent reserved under this Lease from the date of such Expiration over the fair and reasonable rental value of the Property for what would be the then unexpired portion of the Term if the same had remained in effect, said present worth to be computed on the basis of a discount equal to the current yield of United States Government securities having a term as near as possible to the amount of time remaining on the Term of this Lease and on a net lease basis. For the purposes of this Section 21.6, the Fixed Rent shall be deemed to be the average annual Fixed Rent due from Tenant to Landlord during the three most recently ended Lease Years or, if fewer than three Lease Years shall have elapsed since the Lease Date, then during all prior Lease Years, or portions thereof, which have so elapsed.

                  21.7 Landlord agrees that it will refrain from exercising any legal or equitable remedy available to it until the expiration of the applicable cure periods provided in Section 21.1.

                  21.8 No failure by either party to insist upon the strict performance of any Provision of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of any such breach or such Provision. No Provision of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every Provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  21.9 Except as may be otherwise provided in this Lease, in the event of any breach or if Landlord has knowledge of a threatened breach of any of the Provisions of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed by Law, in equity or otherwise, as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

                  21.10 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing by Law, in equity or otherwise, and, subject to the provisions of Section 21.7, the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing by Law, in equity or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing by Law, in equity or otherwise.

                  21.11 Landlord shall not be deemed to be in default under this Lease unless (a) Tenant has given Notice to Landlord specifying the default claimed, and (b) Landlord has failed for thirty (30) days (or for such longer period as may be required with the exercise of due diligence) to cure such default, if curable, or to institute and diligently pursue reasonable corrective or ameliorative efforts towards a noncurable default.

                  21.12 In the event that Landlord or Tenant commences a suit for the collection of any amounts for which another party hereto may be in default or for the performance of any other covenant or agreement hereunder, the prevailing party, as determined by the court having jurisdiction over the suit, shall be entitled to recover its reasonable costs and expenses, including, but not limited to, all attorneys' fees and expenses incurred in enforcing such obligations and/or collecting such amounts, as determined by the Court.

         22. INVALIDITY OF PARTICULAR PROVISIONS. If any Provision of this Lease or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such Provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each Provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

         23. NOTICES.

                  23.1 All notices, requests, demands, consents, approvals and other communications which may or are required to be served or given hereunder ("Notices") shall be in writing and shall be personally delivered with a receipt signed by the recipient or sent by a nationally recognized courier service providing evidence of delivery addressed as follows:

                           a. If to Landlord, at the address first above set
forth, with copies to:

                              Joel E. Gottlieb, Esquire
                              Gottlieb & Smith, P.A.
                              1901 Main Street, Suite 600
                              Columbia, SC  29201

                           b. If to Tenant, at the address first above set
forth, with copies to:

                              Mark A. Kimball
                              Sr. VP & General Counsel
                              Select Comfort SC Corporation
                              6105 Trenton Lane North
                              Minneapolis, MN  55442

                  23.2 Either party may, by Notice, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than four addresses. Notice given by counsel for a party shall be deemed Notice by such party.

                  23.3 Except where otherwise expressly provided to the contrary in this Lease, Notices shall be deemed given when received or, when delivery is refused.

         24. QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying when due Fixed Rent and Additional Rent herein provided for and observing and keeping all Provisions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Property during the Term of this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations, and Provisions of this Lease.

         25. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

                  25.1 If Tenant shall at any time fail to pay any Imposition in accordance with the Provisions of Article 5 hereof, or to take out, pay for, maintain or deliver any of the insurance policies provided for in Article 10 hereof, or shall fail to make any other payment on its part to be made, then Landlord, after five (5) business days' Notice to Tenant, except when other Notice is expressly provided for in this Lease (or without Notice in case of emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

                           a. Pay any Imposition payable by Tenant pursuant to
the Provisions of Article 5 hereof; or

                           b. Take out, pay for and maintain any of the
insurance policies provided for in Article 10 hereof; or

                           c. Make any other payments on Tenant's part to be
made as provided in this Lease;

and may enter upon the Property for any such purpose and take all reasonable action thereon as may be necessary therefor.

                  25.2 All sums so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Lease Interest Rate from the respective dates of Landlord's making of each such payment or incurring of each such cost and expense, shall be paid by Tenant to Landlord on demand as Additional Rent hereunder, and Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the minimum amount of insurance required by the Provisions of this Lease, and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Improvements occurring during any period when Tenant shall have failed or neglected to provide such insurance.

         26. LANDLORD'S RIGHT TO MORTGAGE, SELL OR ASSIGN RENTS.

                  26.1 Landlord shall have the right at any time and from time to time to place a First Mortgage on all or any part of the Property. In no event shall Tenant be required to pay any installment of principal or interest or other sums at any time due under any Landlord's Mortgage. In no event shall the amount of such First Mortgage exceed the Purchase Price as defined in
Section 43.1.

                  26.2 Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord's absolute right at any time or times to convey its interest in the Property, subject to this Lease, or to assign its interest in this Lease, or to assign from time to time the whole or any portion of Fixed Rent or Additional Rent at any time paid or payable hereunder by Tenant to Landlord, to a transferee designated by Landlord in a Notice to Tenant, and in any such case Tenant shall pay Fixed Rent and Additional Rent payable by Tenant to Landlord, or the portion thereof so assigned, subject to the Provisions of this Lease, to Landlord's designee at the address mentioned in any such Notice.

         27. SUBORDINATION AND NON-DISTURBANCE.

                  27.1 Tenant accepts this Lease subject and subordinate to any First Mortgage, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such First Mortgage to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion (it being understood that any document that Tenant is asked to execute shall be in a commercially reasonable form). This clause shall be self-operative and no further instrument of subordination shall be required. In the event Tenant fails to execute a subordination document consistent with this
Article 27 within ten (10) business days of receipt of a request by Landlord and Tenant provides no reasonable objection to Landlord's request, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any First Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such First Mortgage as Landlord may request. If any person shall succeed to all or part of Landlord's interests in the Property whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest, provided said successor-in-interest shall agree that so long as no Default exists under the Lease, Tenant's right to quiet possession shall not be disturbed and the terms of the Lease shall remain unchanged.

                  27.2 It shall be a condition of the subordination of this Lease to any First Mortgage that the holder thereof shall enter into a mutually agreeable subordination, non-disturbance and attornment agreement (which, if such holder is a recognized lending institution, shall be in such holder's usual form; and otherwise shall be in a form reasonably satisfactory to Tenant) with Tenant which shall provide that Tenant's rights under this Lease shall not be disturbed in the event of foreclosure, sale or otherwise, so long as Tenant attorns to such mortgagee or transferee and there is not otherwise an Event of Default under this Lease; and Tenant shall promptly execute, acknowledge and deliver such agreement.

         28. PROVISIONS DEEMED CONDITIONS AND COVENANTS. All of the terms, covenants, agreements, limitations, conditions and provisions of this Lease (collectively, "Provisions") shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate Provision hereof.

         29. REFERENCE TO TERMINATION.Any reference herein to the termination of this Lease shall be deemed to include any termination hereof by Expiration, or pursuant to Article 11, 16, or 21 hereof, or otherwise.

         30. NO WASTE. Tenant shall not do or suffer any waste to the Property or any part thereof.

         31. CAPTIONS AND CONSTRUCTION.

                  31.1 The captions and table of contents in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Lease nor in any way shall affect this Lease or the construction of any Provision hereof.

                  31.2 The terms "include," "including" or words of like import shall be construed as meaning "including, without being limited to".

                  31.3 Wherever the context so requires in this Lease, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural.

                  31.4 The phrase "provided no default shall exist hereunder... "shall be construed in this Lease as meaning "provided no uncured default exists as to the payment of a liquidated sum of money, and no other uncured default exists as to which Landlord has given Notice; however, if any such default exists and is later cured within the applicable time period set forth in this Lease, but in any event before the Expiration of this Lease, all remaining rights hereunder shall be restored, including but not limited to the right to receive funds or proceeds but for such default".

         32. NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other Person, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other Person.

         33. ORAL CHANGE OR TERMINATION. This Lease and the documents referred to herein contain the entire agreement between the parties pertaining to the subject matter hereof, and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed or terminated orally.

         34. SUCCESSORS AND ASSIGNS. The Provisions in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective legal representatives, executors, successors and assigns.

         35. GOVERNING LAW. This Lease shall be governed by, and interpreted under, the laws of the State applying to contracts made and to be performed fully therein.

         36. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) HEREUNDER SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED

HOLD MORTGAGES ON THE PROPERTY, NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

         37. UNAVOIDABLE DELAYS. Except for the obligation to pay Fixed Rent and other charges payable hereunder which shall continue, whenever a party is required to perform an act under this Lease by a certain time, said time shall be deemed extended so as to take into account events of Unavoidable Delays.

         38. FINANCIAL STATEMENTS. Tenant and its guarantor shall keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles ("GAAP") reflecting all its financial transactions, and cause to be prepared and furnished to Landlord the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Tenant's certified public accountants concur in any change therein and such change is disclosed to Landlord and is consistent with GAAP):

                  a. not later than one hundred twenty (120) days after the close of each fiscal year Tenant's audited financial statements as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Tenant;

                  b. such other financial statements reasonably requested by Landlord in connection with a sale or financing of the Property.

Landlord shall execute such reasonable confidentiality agreements as may be requested by Tenant relative to such financial statements and documentation.

         39. SECURITY DEPOSIT.

                  39.1 Upon execution of this Lease, Tenant is depositing with Landlord the sum of One Hundred Thousand Dollars ($100,000.00) as security for the full performance by Tenant of all the Provisions to be performed by Tenant (the "Security Deposit"). In the event of a default by Tenant in any Provision of this Lease, Landlord may disburse funds from the Security Deposit to or for the account of Landlord.

                  39.2 Landlord shall maintain the Security Deposit in an interest-bearing, federally insured deposit account reasonably agreeable to Tenant in accordance with Section 39.4, but Landlord shall have no liability for the amount of interest earned. At Tenant's request, all accrued interest shall be paid to Tenant on each anniversary date of this Lease; provided, however, no such interest payment shall be paid after a disbursement has been made pursuant to Section 39.1 or if there is an outstanding Event of Default by Tenant.

                  39.3 In lieu of maintaining a Security Deposit in the form of a cash deposit, Tenant may deliver an irrevocable letter of credit, in a form approved by Landlord, in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Letter of Credit") to Landlord. The Letter of Credit shall be in favor of Landlord and shall be available for immediate drawdown by drafts on site and without condition except Landlord must deliver to the issuing bank a written certificate, certifying that the conditions for disbursement under this Lease have been satisfied.

Drafts drawn under and in compliance with the terms of the Letter of Credit shall be duly honored on due presentation to the issuing bank. The Letter of Credit shall have a term of at least one year. In the event that Tenant fails to deliver an amendment to the Letter of Credit or a replacement Letter of Credit by a date which is at least forty-five (45) days from its scheduled expiration, which amendment or replacement extends the term of the Letter of Credit for at least one year, Landlord shall cause the Letter of Credit to be drawn and the proceeds shall be held as the Security Deposit in accordance with this Section
39. Tenant may substitute the Letter of Credit for a cash deposit or a cash deposit for the Letter of Credit from time to time and at any time during the term of this Lease. The use of the term Security Deposit in this Lease shall refer to either the cash deposit or the Letter of Credit, as the case may be, which is then being held by Landlord.

                  39.4 Landlord and Tenant shall agree on the bank, branch, and type of account into which the Security Deposit is made prior to opening the account. To the extent that the Security Deposit is a cash deposit, Tenant shall have the right to reasonably direct the form of investment that will be made with the cash deposit while in escrow. All interest earned on the cash deposit while held in escrow shall be for the benefit and account of Tenant, subject to
Section 39.2. Tenant shall provide such information and execute such forms as may be necessary to properly report such interest income. If Landlord proposes to disburse any amount from the Security Deposit in accordance with Section 39.1, Landlord shall give at least ten (10) days' written notice to the Tenant of its intention to disburse all or a portion of the Security Deposit on a stated date. Tenant covenants and agrees that no objection shall be made to any such disbursement unless there exists a reasonable basis for such objection and it is made in good faith.

                  39.5 In the event of a sale or other conveyance of the Property by Landlord, Landlord shall assign all its rights in the Security Deposit to the successor owner and Landlord shall have no further liability relating to the Security Deposit. If the Security Deposit is in the form of a Letter of Credit, Landlord and Tenant shall take such action as is reasonably necessary to cause the successor owner to be substituted for Landlord as beneficiary of the Letter of Credit and if such substitution is not made, Tenant shall substitute a cash deposit or cause a substitute Letter of Credit to be issued showing the successor owner as the beneficiary.

         40. RELEASE OF PARCEL B. Landlord may at any time during the Term hereof release Parcel B (as shown on the plat described in SCHEDULE A) from this Lease whereupon the Land and Demised Premises shall no longer include Parcel B. The release may be accomplished by instrument signed only by Landlord provided Landlord has obtained subdivision plat approval from Richland County or other governmental agency having jurisdiction and Landlord has given notice of the release to Tenant. Landlord hereby reserves and establishes easements on Parcel A for the benefit of Parcel B for ingress, egress, storm drainage, and utility installation, operation, and maintenance provided that such easements shall not be located in such a way as to adversely impact Tenant's use of the Demised Premises in any material respect.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.


                                     FRASTACKY (US) PROPERTIES LIMITED
                                     PARTNERSHIP, a Georgia limited partnership

                                     By:   Fras-Am, Inc., a Delaware
                                           corporation, general partner (SEAL)


                                           By: /s/ Fedor Frastacky
                                              ----------------------------------
                                           Print Name:  Fedor Frastacky
                                                        ------------------------
                                           Title: President
                                                  ------------------------------



                                     SELECT COMFORT SC CORPORATION, a
                                     Minnesota corporation            (SEAL)

                                     By: Mark A. Kimball
                                         ---------------------------------------
                                     Print Name:  Mark A. Kimball
                                                  ------------------------------
                                     Title:  SVP and General Counsel
                                             -----------------------------------

                                     Attest:  Mitch Johnson
                                              ----------------------------------
                                              Assistant Secretary



For value received the undersigned, being the parent corporation of Select Comfort SC Corporation ("Tenant"), does hereby unconditionally guarantee the full payment and performance of all of Tenant's obligations hereunder. The undersigned agrees that notice to Tenant shall be deemed notice to the undersigned. In the event Landlord seeks the enforcement hereof the undersigned shall pay Landlord reasonable attorneys' fees and costs in addition to any other sums due hereunder or under the Lease.


                                     SELECT COMFORT CORPORATION      (SEAL)


                                     By: Mark A. Kimball
                                         ---------------------------------------
                                     Print Name:  Mark A. Kimball
                                                  ------------------------------
                                     Title:  SVP and General Counsel
                                             -----------------------------------

                                     Attest:  Mitch Johnson
                                              ----------------------------------
                                              Assistant Secretary

                                   SCHEDULE A

                     LEGAL DESCRIPTION OF DEMISED PREMISES,
                             INCLUDING ALL EASEMENTS


Those parcels of land, with improvements thereon, situate in Richland County, South Carolina, containing 31.775 acres and being shown as Parcels A and B on Site and Topographic Survey prepared for Frastacky Associates, Inc. by B.P. Barber & Associates, Inc. dated November 15, 2001, last revised April 24, 2002, said plat being incorporated herein by reference, said parcels being collectively described as follows:

BEGINNING at a rebar at the southernmost corner of Parcel A whereat said property corners with property of Broad River - Irmo Associates, Ltd. along the eastern margin of the right-of-way of U.S. Interstate 26 and running along said right-of-way as follows: N33(degree)49'34"W - 82.23 feet to a rebar; S56(degree)10'26'W - 5.00 feet to a rebar; N33(degree)49'34"W - 241.18 feet to a rebar; S56(degree)10'26"W - 18.23 feet to a rebar; N33(degree)31'32"W - 511.36 feet to a rebar; N33(degree)31'32"W - 33.44 feet to a concrete monument; N10(degree)28'49"W - 33.94 feet to a rebar; thence turning and running along properties of Bobby Joe & Joyce L. Monts and Roof E. Lowman Life Estate N69(degree)32'06"E - 412.78 feet to a rebar; thence turning and running along property of Roof E. Lowman N72(degree)51'20"E as follows: 548.54 feet to a rebar; 562.29 feet to a pipe; thence turning and running along property of R.E. & Eula M. Lowman N72(degree)51'20"E - 487.96 feet to a rock; thence turning and running along property of Roof E. Lowman S44(degree)25'02"E - 499.56 feet to a pipe; thence turning and running along property of Broad River - Irmo Associates, Ltd. S60(degree)19'58"W from rebar to rebar as follows: 1,138.24 feet; 875.06 feet to the Point of Beginning, be all measurements a little more or less.